UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2021

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 27, 2021, upon approval by Centene Corporation (the “Company”) stockholders at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), the Company adopted the Centene Corporation 2012 Stock Incentive Plan, as amended (as amended, the “Plan”) to, among other things, increase the number of shares of common stock reserved for issuance by up to 15,000,000 shares, subject to the termination of the remaining shares of the Company’s common stock which had constituted an unused share reserve under the WellCare Health Plans, Inc. 2019 Incentive Compensation Plan and had been reserved for issuance of future awards granted by the Company under the Plan, resulting in an incremental increase of 5,218,816 shares.

For a summary of the terms and conditions of the Plan, see “Proposal 4: Approval of the Amendment to the 2012 Stock Incentive Plan, As Amended” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 12, 2021, which description is incorporated herein by reference. That summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 27, 2021, the Company amended and restated its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to remove the provisions that require a supermajority voting threshold and to replace them with a majority voting threshold (the “Charter Amendment”).

The Charter Amendment was previously approved by the Board of Directors (the “Board”) of the Company, subject to stockholder approval, and approved by the Company’s stockholders at the Annual Meeting, as further described in Item 5.07 below.

Additionally, the Board approved an amendment to the Amended and Restated By-Laws of the Company (the “By-Laws”), which became effective as of April 27, 2021 as a result of the stockholder approval of the Charter Amendment, reflecting corresponding changes to the By-Laws.

The foregoing description of the amendments to the Certificate of Incorporation and By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the By-Laws, as amended and restated. Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting held on April 27, 2021, the following actions were taken:

•Jessica L. Blume, Frederick H. Eppinger, David L. Steward and William L. Trubeck were re-elected as Class II Directors;
•The proposal to approve the advisory vote on executive compensation was approved;
•The selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021, was ratified;
•The proposal to approve the amendment of the 2012 Stock Incentive Plan, as amended, was approved;
•The proposal to approve the amendment and restatement of the Company's Certificate of Incorporation to eliminate supermajority voting provisions was approved; and
•The stockholder proposal to elect each director annually was approved.

The final results of voting on each of the matters submitted to a vote of security holders during the Annual Meeting held on April 27, 2021, are as follows:

1.	Election of Directors:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	Jessica L. Blume	492,992,301	2,258,195	90,038	23,623,568
	Frederick H. Eppinger	461,444,181	33,801,650	94,703	23,623,568
	David L. Steward	350,599,328	134,205,539	10,535,667	23,623,568
	William L. Trubeck	489,139,525	6,068,139	132,870	23,623,568

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2.	Advisory resolution to approve executive compensation.	308,107,755	182,886,691	4,346,088	23,623,568

		FOR	AGAINST	ABSTAIN
3.	Ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	508,609,586	10,267,877	86,639

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4.	Approval of the amendment to the 2012 Stock Incentive Plan, as amended.	463,807,434	31,371,376	161,724	23,623,568

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5.	Approval of the amendment and restatement of the Company's Certificate of Incorporation.	494,854,787	399,756	85,991	23,623,568

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6.	Stockholder proposal to elect each director annually.	488,640,438	6,603,453	96,643	23,623,568

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Centene Corporation, dated April 27, 2021.
3.2	Amended and Restated By-laws of Centene Corporation, effective April 27, 2021.
10.1	Centene Corporation 2012 Stock Incentive Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	April 30, 2021	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer